Exhibit B
SERIES D CONVERTIBLE PREFERRED
STOCK AND WARRANT PURCHASE AGREEMENT

THIS SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of May 2, 2000 (this "Agreement"), between MANSUR INDUSTRIES INC., a Florida corporation (the "Company"), and the investors identified on Schedule I attached hereto (collectively, the "Investors").
WHEREAS, the Company wishes to issue and sell to the Investors an aggregate of 20,000 shares (the "Series D Preferred Shares") of the authorized but unissued shares of Series D Convertible Preferred Stock, $1.00 par value, of the Company (the "Series D Preferred Stock") at a purchase price of $100 per share; and
WHEREAS, together with the issuance and sale of the Series D Preferred Stock, the Company wishes to issue and sell to the Investors warrants (the "Warrants") to purchase an aggregate of 363,636 shares of the Company's Common Stock (as defined below), at an exercise price of $5.50 per share, subject to adjustment; and
WHEREAS, the Investors wish to purchase the Series D
Preferred Shares and Warrants upon the terms and subject to the conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
"Closing" and "Closing Date" shall have the meanings ascribed to such terms in Section 1.3 herein.
"Commission" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.
"Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.
"Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole, and any material

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adverse effect on the transactions contemplated under this
Agreement or any other agreement or document contemplated hereby or thereby.
"Registrable Securities" shall mean (A) the shares (together with the shares issued or issuable upon exercise of the Warrants, the "Common Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), issued or issuable upon conversion of the Series D Preferred Shares, and upon conversion of any additional shares of Series D Preferred Stock issued as a dividend on the Series D Preferred Stock (which for all purposes of this Agreement shall be deemed included in the Series D Preferred Shares), (B) the Common Shares issued or issuable upon exercise of the Warrants, and (C) any securities of the Company or securities of any successor corporation issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, in exchange for, or in replacement of the Series D Preferred Shares, which in any case (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act and (ii) may not be resold pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144 under the Securities Act unless the Company's transfer agent has accepted an instruction from the Company specifying that such securities are eligible for sale pursuant to Rule 144. The term "holder of Registrable Securities" includes any person who holds securities which are convertible into or exercisable for Registrable Securities.
The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement. "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with the Investor's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and its independent certified public accountants, blue sky fees and expenses, reasonable fees and disbursements of counsel for the Investors for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

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"Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Investors not included within "Registration Expenses." "Registration Statement" shall have the meaning set forth in
Section 4.1(a) herein.
"Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended. "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.
ARTICLE I

Purchase and Sale of Series D Preferred Shares and Warrants
Section 1.1	Authorization of the Series D Preferred
Shares and Warrants. The Company has authorized the sale and issuance to the Investors of an aggregate of (i) 20,000 shares of its Series D Convertible Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Articles of Amendment to Company's Articles of Incorporation, as amended, in the form attached hereto as Exhibit A (as amended, the "Articles"), which have been filed with the Secretary of State of the State of Florida and (ii) the Warrants in the form of the Warrant Certificate (the "Warrant Certificate") attached hereto as Exhibit B to purchase an aggregate of 363,636 Common Shares.
Section 1.2	Issuance, Sale and Delivery of the Series D
Preferred Shares and Warrants. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, the Company hereby agrees to issue and sell to the Investors, respectively, and the Investors, respectively, hereby agree to purchase from the Company at the Closing (as hereinafter defined), (i) an aggregate of 20,000 Series D Preferred Shares and (ii) Warrants to purchase an aggregate of 363,636 shares of Common Stock, in each case under clauses (i) and (ii) preceding allocated among the Investors as set forth in Schedule I attached hereto and for a Purchase Price (the "Purchase Price") calculated as the product obtained by multiplying $100 by each Series D Preferred Share acquired (95.5% of which shall be allocated to the Series D Preferred Shares acquired and the remainder to the Warrants acquired).

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Section 1.3	The Closing.
(a)	The closing of the purchase and sale of the
Series D Preferred Shares and Warrants (the "Closing"), shall take place at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m., local time on May 2, 2000 (the "Closing Date") or at such other time and place and/or on such other date as shall be mutually agreed upon by the Company and the Investors.
(b)	On the Closing Date, the Company shall issue
and countersign, or cause to be issued and countersigned by its transfer agent, for delivery upon the order of the Investors, certificates representing the number of Series D Preferred Shares and Warrants being purchased by the Investors, respectively, registered in the names of each of the Investors or their respective nominees, or deposit such Series D Preferred Shares and Warrants into an account or accounts designated by the Investors, respectively, and the Investors, respectively, shall deliver to the Company the Purchase Price for such Series D Preferred Shares and Warrants by wire transfer in immediately available funds to an account designated in writing prior to Closing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.
1.4	Replacement of Certificates.  Without limiting any
provisions contained in the Warrant Certificate or the Articles, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Series D Preferred Shares or Warrants and, if requested by the Company in the case of such loss, theft or destruction, upon delivery of any indemnity bond or other agreement or security reasonably satisfactory to the Company or, in the case of such mutilation, upon surrender and cancellation of such instrument without the delivery of any indemnity bond or other agreement or security, the Company will issue and deliver, in lieu of such lost, stolen, destroyed or mutilated instrument, a new instrument of like tenor and amount.
ARTICLE II

Representations and Warranties
Section 2.1	Representations and Warranties of the
Company. The Company hereby makes the following representations and warranties to the Investors, and each of them:

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(a)	Organization and Qualification; Material
Adverse Effect. Each of the Company and its Subsidiary (as defined below) is a corporation duly incorporated and existing in good standing under the laws of its jurisdiction of incorporation and each of the Company and the Subsidiary have the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company owns 100% of the outstanding capital stock of SystemOne Technologies Inc., a Florida corporation (the "Subsidiary"). The Company does not have any other direct or indirect subsidiaries. Each of the Company and the Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.
(b)	Authorization; Enforcement.  (i)  The Company
has the requisite corporate power and authority to enter into and perform this Agreement and to issue, sell and deliver the Series D Preferred Shares and Warrants in accordance with the terms hereof, and the Common Shares issuable upon conversion or exercise, as the case may be, of the Series D Preferred Shares and Warrants, (ii) the execution and delivery of this Agreement, each of the Warrant Certificates and the Shareholders Agreement with the Investors, among others (collectively, the "Principal Agreements") by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Series D Preferred Shares and Warrants, and the Common Shares issuable upon conversion or exercise, as the case may be, thereof, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, (iii) this Agreement and the other Principal Agreements have been duly executed and delivered by the Company, and (iv) this Agreement and the other Principal Agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.
(c)	Capitalization.  The authorized capital stock
of the Company consists of (i) 25,000,000 shares of Common Stock, and (ii) 1,500,000 shares of preferred stock ("Preferred Stock"), of which (A) 150,000 shares have been designated Series B Convertible Preferred Stock, (B) 150,000 shares have been

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designated Series C Convertible Preferred Stock and (C) 150,000
shares have been designated Series D Convertible Preferred Stock. As of the date hereof and at Closing (and without reference to the Series D Preferred Shares), 4,742,923 shares of Common Stock are and will be issued and outstanding, 53,106 shares of Series B Convertible Preferred Stock are and will be issued and outstanding, 70,947 shares of Series C Convertible Preferred Stock are and will be issued and outstanding and no shares of Series D Convertible Preferred Stock or other preferred stock are or will be issued and outstanding, respectively. All of the outstanding shares of the Common Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and the capital stock of the Subsidiary have been validly issued and are fully paid and non-assessable. No shares of Common Stock or Preferred Stock are entitled to preemptive rights. As of the date hereof and at Closing, the following additional securities are and will be issued and outstanding: (i) options to purchase an aggregate of 684,908 shares of Common Stock, (ii) warrants to purchase 488,636 shares of Common Stock, including the Warrants issued pursuant to the terms of this Agreement and (iii) subordinated debentures convertible into an aggregate of 1,017,589 shares of Common Stock. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Company or the Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional shares of capital stock of the Company or the Subsidiary or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company or the Subsidiary (except as contemplated by this Agreement). No event has occurred prior to the date hereof which, subsequent to the date hereof, will cause any adjustment in any conversion or exercise price or ratio with respect to any such securities pursuant to any anti-dilution provisions thereunder, nor as a result of any such event, will the number of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. No such conversion or exercise price or ratio will be subject to adjustment as a consequence of the consummation of the transactions contemplated by the Agreement, nor, as a consequence of such consummation, will the numbers of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment, except that as a consequence of consummation of the Closing hereunder, the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will be adjusted as hereinafter set forth. The Company has furnished or

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made available to the Investors true and correct copies of the
Articles and its bylaws (the "Bylaws"), as in effect on the date hereof.
(d)	Issuance of Series D Preferred Shares,
Warrants and Common Shares. The issuance of the Series D Preferred Shares and Warrants have been duly authorized and, when paid for or issued in accordance with the terms hereof, the (i) Series D Preferred Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in the Articles and not subject to any preemptive rights or adverse claims and (ii) the Warrants shall be validly issued, fully paid and non-assessable and entitled to the rights set forth in the Warrant Certificate. The Common Shares have been duly authorized and reserved for issuance and, upon conversion or exercise, as the case may be, in accordance with the terms of the Articles or Warrants, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any mortgage, deed of trust, pledge, lien or other charge or encumbrance created by the Company and not subject to any preemptive rights or adverse claims, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.
(e)	No Conflicts.  The execution, delivery and
performance of this Agreement and the other Principal Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not
(i) result in a violation of the Articles or Bylaws or of the articles of incorporation or bylaws of the Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or the Subsidiary is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or the Subsidiary or by which any property or asset of the Company or the Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investors and not to the Company or the Subsidiary. Neither the business of the Company nor of the Subsidiary is being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations

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which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or to make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue, sell and deliver the Series D Preferred Shares and Warrants in accordance with the terms hereof and issue the Common Shares upon conversion thereof, except for the registration provisions provided for herein, provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.
(f)	SEC Documents; Financial Statements.  The
Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the Commission (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the Commission since September 27, 1996 and all annual SEC Documents filed with the Commission since September 27, 1996. Without limiting any other representation or warranty herein, the Company has not provided the Investors with any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents (as amended by any amendments filed prior to the date of this Agreement or the Closing Date and provided to the Investor) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
The financial statements of the Company included in the SEC Documents comply as to form in all material respects with

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applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(g)	Principal Exchange/Market.  The principal
market on which the Common Stock is currently traded is Nasdaq.
(h)	No Material Adverse Change.  Since March 31,
2000, the date through which the most recent annual report of the Company on Form 10-KSB has been prepared and filed with the Commission, a copy of which is included in the SEC Documents, no event which had or is likely to have a Material Adverse Effect has occurred or exists with respect to the Company or the Subsidiary.
(i)	No Undisclosed Liabilities.  Neither the
Company nor the Subsidiary has any liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of its respective business since December 31, 1999 or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Company or the Subsidiary, taken as a whole.
(j)	No Undisclosed Events or Circumstances.  No
event or circumstance has occurred or exists with respect to the Company, the Subsidiary or their respective business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
(k)	No General Solicitation.  None of the
Company, the Subsidiary or, to the Company's knowledge, any of their respective affiliates or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series D Preferred Shares and Warrants.

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(l)	No Integrated Offering.  None of the Company,
the Subsidiary, or, to the Company's knowledge, any of their respective Affiliates (as defined pursuant to the Securities Act) or any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series D Preferred Shares and/or Warrants under the Securities Act, and the offer and sale of the Series D Preferred Shares and Warrants hereunder, and the issuance of the Common Shares upon conversion or exercise, as the case may be, thereof, is exempt from the registration requirements of the Securities Act.
(m)	Intellectual Property.  Each of the Company
and the Subsidiary owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its respective business. Each of the Company and the Subsidiary has all intellectual property rights which are needed to conduct its respective business as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company has no reason to believe that the intellectual property rights owned by the Company or the Subsidiary are invalid or unenforceable or that the use of such intellectual property by the Company or the Subsidiary infringes upon or conflicts with any right of any third party, and neither the Company nor the Subsidiary has received notice of any such infringement or conflict. The Company has no knowledge of any infringement of the Company's or the Subsidiary's intellectual property by any third party.
(n)	No Litigation.  Except as set forth in the
SEC Documents delivered to the Investors prior to the date of this Agreement ("Pre-Agreement SEC Documents") no litigation or claim (including those for unpaid taxes) against the Company or the Subsidiary is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely would be likely to have a Material Adverse Effect on the Company or the Subsidiary, taken as a whole; and the Company believes that the legal proceedings described in the Pre-Agreement SEC Documents will not have a Material Adverse Effect on the Company or the Subsidiary, taken as a whole. No litigation or claim is pending or to the Company's knowledge, threatened against the Company or the Subsidiary which, if determined adversely would be likely to adversely affect the transactions contemplated hereby.
(o)	Brokers.  The Company has taken no action
which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

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(p)	Taxes.  The Company and the Subsidiary have
filed or caused to be filed all federal, state, municipal and other tax returns, reports and declarations required to be filed by them, respectively, so as to prevent any valid lien, charge or encumbrance of any nature on their respective assets or properties and have paid or shall pay all taxes which have been or shall become due with respect to the periods covered by said returns or pursuant to any assessment received by them in connection therewith.
(q)	Employee Benefit Plans.  All pension, profit-
sharing, bonus, incentive, welfare and other employee benefit plans in which the employees of the Company or the Subsidiary participate comply in all material respects with all applicable requirements of the Department of Labor and the Internal Revenue Service promulgated under the Employee Retirement Income Security Act of 1974, as amended, and all other applicable law. Without limiting the foregoing, all required contributions under such plans have been made, the respective fund or funds established under such plans are funded in accordance with all applicable laws, and no past service funding liability exists thereunder.
(r)	Environmental Laws.  Neither the consummation
of the transactions contemplated by this Agreement nor, to the Company's knowledge, any real property utilized by the Company or the Subsidiary, nor, to the Company's knowledge, any condition thereon violates any Environmental Laws (as hereinafter defined), other than any such violations which would not have a Material Adverse Effect on the Company and the Subsidiary, taken as a whole, and no provisions of any Environmental Laws or regulations in any way affect the consummation of the transactions contemplated by this Agreement. For purposes hereof, "Environmental Laws" shall mean any and all federal, national, state, or local laws, statutes, ordinances, rules, regulations, orders or determinations of any federal, national, state, or local governmental authority pertaining to health or the environment.
(s)	Qualified Small Business.  The Company
covenants that so long as any shares of Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock or shares of Common Stock into which such preferred shares are converted, are held by an Investor (or a transferee in whose hands such shares or Common Stock are eligible to qualify as "Qualified Small Business Stock" as defined in section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code")), it will use its commercially reasonable efforts (including complying with any applicable filing or reporting requirements imposed by the Code on issuers of "Qualified Small Business Stock") to cause such shares to qualify as "Qualified Small Business Stock"; provided, however, that "commercially reasonable efforts" as used

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in this Section 2.1(s), without limitation,  shall not be
construed to require the Company, in its sole discretion, to acquire or operate its business in a manner that would adversely affect its business, limit its future prospects or alter the timing or manner of resource allocation related to its planned operations or financing activities or otherwise to (i) engage in any business,(ii) cease to engage in any business or (iii) acquire or dispose of any asset or assets. Further, the Company covenants and agrees, on the reasonable request of any Investor, to conduct a commercially reasonable investigation into the question of whether the shares of preferred stock (and the shares of Common Stock issued or issuable upon conversion thereof) held by the Investors, remain "Qualified Small Business Stock" within the meaning of the Code, and to thereafter deliver to such Investor a duly executed Certificate of Representations in the form attached hereto as Exhibit C (the "QSBS Certificate").

(t)	Disclosure.  No representation or warranty
made under any provisions of this Agreement, and none of the information furnished by the Company set forth herein or in any document delivered to the Investors, or any authorized representative of the Investors pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
Section 2.2	Representations and Warranties of the
Investors. The Investors, severally, hereby make the following representations and warranties to the Company:
(a)	Authorization; Enforcement.  (i) Such
Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Series D Preferred Shares and Warrants being issued and sold hereunder, (ii) the execution and delivery of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited duration company or limited partnership action, as required, and
(iii) this Agreement constitutes the valid and binding obligation of such Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.
(b)	No Conflicts.  The execution, delivery and
performance of this Agreement and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of any of such Investor's organizational documents, (ii) conflict with any

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agreement, indenture, or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, or regulation or any order, judgment or decree of any court or governmental agency applicable to the Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for them to perform each of its obligations under this Agreement.
(c)	Investment Representation.  Such Investor is
purchasing the Series D Preferred Shares and Warrants for its own account and not with a view to distribution in violation of any securities laws. Such Investor does not have any present intention to sell the Series D Preferred Shares or Warrants and such Investor does not have any present arrangement (whether or not legally binding) to sell the Series D Preferred Shares or Warrants to or through any person or entity; provided, however, that by its representations herein, such Investor does not agree to hold the Series D Preferred Shares and Warrants for any minimum or other specific term and reserves the right to dispose of the Series D Preferred Shares and/or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition.
(d)	Accredited Investor.  Such Investor is an
"accredited investor" as defined in Rule 501 promulgated under the Securities Act. Such Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Series D Preferred Shares and Warrants and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Shares and Warrants pursuant hereto.
(e)	Rule 144.  Such Investor understands that
there is no public trading market for the Series D Preferred Shares or the Warrants, that none is expected to develop, and that the Series D Preferred Shares and Warrants must be held indefinitely until the Series D Preferred Shares, the Warrants, the Common Shares or other securities issued or issuable upon conversion thereof are registered under the Securities Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

(f)	Brokers.  Such Investor has not taken any
action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.
(g)	Reliance by the Company.  Such Investor
understands that the Series D Preferred Shares and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investors to acquire the Series D Preferred Shares and Warrants.
ARTICLE III

Covenants
Section 3.1	Registration and Listing.  Until the later of
(i) such time as no Series D Preferred Shares and Warrants are outstanding or (ii) the expiration of the Effectiveness Period (as hereinafter defined in Section 4.3), the Company will cause the Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects, with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company shall take further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such information and requirements. Until the later of (i) such time as no Series D Preferred Shares and Warrants are outstanding or (ii) the expiration of the Effectiveness Period, the Company shall use its best efforts to continue the listing or trading of the Common Shares on Nasdaq, the Nasdaq National Market or a principal exchange and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of Nasdaq and any exchange or market on which the Common Shares are then traded.

Section 3.2	Certificates on Conversion.  Upon any
conversion or exercise, as the case may be (automatic or optional), of Series D Preferred Shares and/or Warrants, the Company shall issue and deliver to the appropriate Investor (or the then holder) within three (3) days of the date of conversion or exercise, as the case may be, a new certificate or certificates for the Series D Preferred Shares or Warrants, as the case may be, which has not yet been converted or exercised but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion or exercise (with the number of and denomination of such new certificate(s) designated by such Investor or holder).
Section 3.3	Replacement Certificates.  Without limiting
any provisions contained in the Warrant Certificate or the Articles, the certificate(s) representing the Series D Preferred Shares and Warrants held by the Investors (or then holders) may be exchanged by the Investors (or such holders) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Series D Preferred Shares or Warrants, as the case may be, as reasonably requested by the Investors (or such holders) upon surrendering the same.
No service charge will be made for such registration, transfer or exchange.
Section 3.4	Securities Compliance.  The Company shall
notify the Commission and Nasdaq, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Series D Preferred Shares and Warrants hereunder and the Common Shares issuable upon conversion thereof to the Investors or subsequent holders.
Section 3.5	Notices.  The Company agrees to provide the
Investors (or any subsequent holders of Series D Preferred Shares and Warrants) with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.
Section 3.6	Reservation of Stock Issuable Upon
Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Shares and conversion or exercise of the Warrants, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Shares and exercise of the Warrants, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series D Preferred Shares and exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval.
ARTICLE IV

Registration
Section 4.1	Registration Requirements.  The Company shall
use its reasonable business efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the holder thereof (each a "Holder"). Such reasonable best efforts by the Company shall include the following:
(a)	the Company shall, as expeditiously as
reasonably possible after the Closing Date:
(i)	Prepare and file a registration
statement with the Commission pursuant to Rule 415
under the Securities Act on such appropriate
registration form of the Commission as shall be
reasonably selected by the Company covering the
Registrable Securities ("Registration Statement")
within 45 days following the Closing Date.  Thereafter
the Company shall use its reasonable business efforts
to cause such Registration Statement to be declared
effective by the Commission within 90 days following
the Closing Date.  In the event that such Registration
Statement is not declared effective within 90 days
following the Closing Date, there shall be a 30 day
grace period.  The Company shall use its reasonable
best efforts to cause the Registration Statement to
become effective during this 30 day grace period, if
applicable.  In the event that such Registration
Statement has not been declared effective within 120
days from the Closing Date, then the Company shall,
until the Registration Statement is declared effective,
pay in cash to the Investors, and each of them, an
amount equal to 2% of the aggregate Liquidation Value
of the Series D Preferred Shares (the "Liquidated
Damages") held by the Investors for each 30 day period,
or part thereof, beginning on the 121st day following
the Closing Date (the "Default Period") that the
Registration Statement has not been declared effective;
provided, however, that the Default Period shall
terminate and Liquidated Damages shall cease to accrue
on the date upon which all such Registrable Securities
may be immediately sold under Rule 144 in the
reasonable opinion of counsel to the Company (provided
that the Company's transfer agent has accepted an
instruction from the Company to such effect).  If any
applicable Default Period is less than 30 days such
cash payment shall be on a pro rata basis.  Such cash
payment shall be calculated by the Company on the
earlier of (i) the effective date of such Registration
Statement or (ii) the last day of each Default Period,
and a check in lawful money of the United States of
America shall be sent within three (3) business days of
such calculation to each of the Investors at the
addresses set forth on the signature page hereof.
Following the initial effective date of such
Registration Statement, Liquidated Damages shall also
be payable to each of the Investors by the Company for
periods (in excess of the time period in which the
Company is required to file a Current Report on Form 8-
K) during which the Registration Statement does not
remain effective; provided, however, that such
Liquidated Damages shall not be payable by the Company
in the event that all such Registrable Securities may
be immediately sold by the Investors pursuant to Rule
144.  Notwithstanding the foregoing, if the Default
Period commences from the failure of the Company to
cause to become effective the Registration Statement
solely by reason of the failure of any Investor to
provide such information as (i) the Company may
reasonably request from such Investor to be included in
the Registration Statement or (ii) the Commission or
Nasdaq may request in connection with such Registration Statement, the Company shall not be required to pay such Liquidated Damages to such Investor during the
period of delay attributable to such Investor's
failure.  The Company and the Investors hereby
acknowledge and agree that it may be difficult, if not impossible, to determine with any reasonable accuracy the actual damages arising from the failure to secure effectiveness of the Registration Statement by the time hereinbefore specified, or to maintain the Registration
Statement thereafter, and that the amount of the
Liquidated Damages is a reasonable estimate thereof,
provided that payment thereof shall in no manner be
construed as impairing the right of the Investors, and
each of them, to require specific performance of this
Agreement.
(ii)	Prepare and file with the Commission
such amendments and supplements to such Registration
Statement and the prospectus used in connection with
such Registration Statement as may be necessary to
comply with the provisions of the Act with respect to
the disposition of all securities covered by such
Registration Statement and notify each of the Investors
of the filing and effectiveness of such Registration
Statement and any amendments or supplements.
(iii)	Furnish to each of the Investors
such number of copies of a current prospectus
conforming with the requirements of the Act, copies of
the Registration Statement, any amendment or supplement
thereto and any documents incorporated by reference
therein and such other documents as each of the
Investors may reasonably require in order to facilitate
the disposition of Registrable Securities owned by each
of the Investors.
(iv)	Use its best efforts to register and
qualify the securities covered by such Registration
Statement under such other securities or "Blue Sky"
laws of such jurisdictions as shall be reasonably
requested by each of the Investors; provided that the
Company shall not be required in connection therewith
or as a condition thereto to qualify to do business or
to file a general consent to service of process in any
such states or jurisdictions.
(v)	Notify each of the Investors immediately
of the happening of any event as a result of which the
prospectus (including any supplement thereto or
thereof) included in such Registration Statement, as
then in effect, includes an untrue statement of
material fact or omits to state a material fact
required to be stated therein or necessary to make the
statements therein not misleading in light of the
circumstances then existing, and use its best efforts
to promptly update and/or correct such prospectus.
(vi)	Notify each of the Investors immediately
of the issuance by the Commission or any state
securities commission or agency of any stop order
suspending the effectiveness of the Registration
Statement or the initiation of any proceedings for that
purpose.  The Company shall use its reasonable best
efforts to prevent the issuance of any stop order and,
if any stop order is issued, to obtain the lifting
thereof at the earliest possible time.
(vii)	Permit a single firm of counsel,
designated by the Investors, to review the Registration
Statement and all amendments and supplements thereto
within a reasonable period of time prior to each
filing, and shall not file any document in a form to
which such counsel reasonably objects.
(viii)	Use its reasonable business efforts
to list the Registrable Securities covered by such
Registration Statement with all securities exchange(s)
and/or markets on which the Common Stock is then
listed, and prepare and file any required filings with
the National Association of Securities Dealers, Inc. or
any exchange or market where the Common Shares are
traded.
(ix)	Otherwise use its reasonable business
efforts to comply with all applicable rules and
regulations of the SEC and make available to its
security holders, as soon as reasonably practicable,
earnings statements covering a period of twelve months
beginning with three months after the effective date of
the Registration Statement, which earnings statement
shall satisfy the provisions of Section 11(a) of the
Securities Act.
(b)	The Company shall make available for
inspection by the Investors and their representative(s), any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by the Investors or underwriter, all financial and other records customary for purposes of the Investors' due diligence examination of the Company and all SEC Documents filed subsequent to the Closing Date, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.
Section 4.2	Expenses of Registration.  All Registration
Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this
Section 4 shall be borne by the Company, and all Selling Expenses of any Investor shall be borne by such Investor.

Section 4.3	Registration Period.  In the case of the
registration effected by the Company pursuant to this Section 4, the Company will use its reasonable business efforts to keep such registration effective (the "Effectiveness Period") until the earliest to occur of (a) the later of two years from the Closing Date or two years from the date of exercise of the last Warrant to be exercised prior to the expiration thereof, provided that, without limiting any provision of Section 4.1(a)(i), the Company may suspend the effectiveness of the Registration Statement if the Board of Directors determines, upon advice of counsel, that in order to maintain effectiveness of the Registration Statement, the Company would be required to disclose a significant corporate development which disclosure would have a material effect on the Company; provided, however, that the period of time which such Registration Statement is required to be effective shall be increased by the number of days that the Registration Statement's effectiveness was suspended, if any, (b) the date on which the Investors have completed the sale or distribution described in the Registration Statement relating thereto, or (c) the date on which such Registrable Securities may be sold under Rule 144(k) in the reasonable opinion of counsel to the Company (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).
Section 4.4	Indemnification.
(a)	Company Indemnity.  The Company will
indemnify each holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such holder of Registrable Securities, within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each holder of Registrable

Securities, each of its officers, directors and partners, and each person controlling such holder of Registrable Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a holder of Registrable Securities to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information relating to such holder or underwriter and furnished to the Company by such holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 4.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).
(b)	Holder Indemnity.  Each holder of Registrable
Securities will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other holder of Registrable Securities (if any), and each of their directors, officers and partners, and each person controlling such other holder(s) of Registrable Securities against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case only insofar as such untrue statement or alleged untrue statement or omission relates to such holder of Registrable Securities, and will reimburse the Company and such other holder(s) of Registrable Securities and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein, and provided that the maximum amount for which such holder of Registrable Securities shall be liable under this indemnity shall not exceed the net proceeds received by such holder of Registrable Securities from the sale of the Registrable Securities. The indemnity agreement contained in this Section 4.4(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such holder of Registrable Securities (which consent shall not be unreasonably withheld).
(c)	Procedure.  Each party entitled to
indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
Section 4.5	Contribution.  If the indemnification
provided for in Section 4 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any holder of Registrable Securities on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such holder of Registrable Securities in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such holder.
In no event shall the obligation of any Indemnifying Party to contribute under this Section 4.5 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.4(a) or 4.4(b) hereof had been available under the circumstances.
The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation (even if the holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

Conditions
Section 5.1	Conditions Precedent to the Obligation of the
Company to Issue and Sell the Series D Preferred Shares and Warrants. The obligation hereunder of the Company to issue and sell the Series D Preferred Shares and Warrants to the Investors is subject to the satisfaction, at or before any Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.
(a)	Accuracy of the Investors' Representations
and Warranties. The representations and warranties of the Investors shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date) and the Investors shall deliver to the Company a certificate executed by an executive officer of each such Investor to such effect.
(b)	Performance by the Investors.  Each of the
Investors shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investors at or prior to any Closing Date and each of the Investors shall deliver to the Company a certificate executed by an executive officer of each such Investor to such effect.
(c)	No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
Section 5.2	Conditions Precedent to the Obligation of the
Investors to Purchase the Series D Preferred Shares and Warrants. The obligation hereunder of each of the Investors to acquire and pay for the Series D Preferred Shares and Warrants is subject to the satisfaction, at or before any Closing Date, of each of the conditions set forth below. These conditions are for the Investors' sole benefit and may be waived by the Investors at any time in their sole discretion.
(a)	Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date) and the Company shall deliver to the Investors a certificate executed by the Company's president and the Company's chief executive officer to such effect.
(b)	Performance by the Company.  The Company
shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to any Closing Date and the Company shall deliver to the Investors a certificate executed by the Company's president and the Company's chief executive officer to such effect.
(c)	Nasdaq.  From the date hereof to any Closing
Date, trading in the Company's Common Stock shall not have been suspended by the Commission or Nasdaq, and trading in securities generally as reported by Nasdaq, shall not have been suspended or limited, and the Common Stock shall not have been delisted from any exchange or market where they are currently listed.
(d)	No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority or competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
(e)	Opinion of Counsel.  At the Closing, each of
the Investors shall have received an opinion of counsel to the Company in substantially the form attached hereto as Exhibit D and such other opinions, certificates and documents as each of the Investors or its counsel shall reasonably require incident to the Closing.
(f)	Shareholders' Agreement.  Each of the Company
and Pierre Mansur, the Company's Chairman and President, and all Investors shall have executed that certain Shareholders' Agreement of even date herewith, the form of which is attached hereto as Exhibit E.
(g)	Secretary's Certificate.  The Company shall
have delivered to each of the Investors a certificate in form and substance reasonably satisfactory to each of the Investors, executed by the Secretary of the Company on behalf of the Company, certifying as to the incumbency of signing officers, Charter, Bylaws, good standing and authorizing resolutions of the Company, including the appointment of the Investors' nominees to the Company's Board of Directors.
(h)	Consents.  All consents, acknowledgements,
approvals, permits and orders with respect to the transactions contemplated hereby shall have been obtained.

(i)	All dividends on the Series B Convertible
Preferred Stock and on the Series C Convertible Preferred Stock accrued through and including December 31, 1999 shall have been paid in full.
(j)	Any and all adjustments to the Series B
Convertible Preferred Stock and to the Series C Convertible Preferred Stock arising from events and circumstances through and including Closing (including, without limitation, the transactions contemplated in this Agreement) shall have been effectuated and noticed to the holders of such securities.
(k)	Other Certificates.  Each of the Investors
shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to the each of the Investors and counsel for the Investors as they shall have reasonably requested in connection with the transactions contemplated hereunder.
ARTICLE VI

Legend on Stock
Section 6.1.	Certificates.  Each certificate representing
the Series D Preferred Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 OR ANY STATE
SECURITIES LAWS.  THEY MAY NOT BE SOLD OR
OFFERED FOR SALE EXCEPT PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER SAID
ACT AND ANY APPLICABLE STATE SECURITIES LAW OR
AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION
REQUIREMENTS.
Any Common Stock issued pursuant to conversion of the Series
D Preferred Shares shall bear a legend in the same form as the legend on the Series D Preferred Shares.
ARTICLE VII

Termination
Section 7.1	Termination by Mutual Consent.  This
Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Investors.

Section 7.2	Other Termination.  This Agreement may be
terminated by action of the Board of Directors of the Company or by the Investors at any time if the Closing shall not have been consummated by May 31, 2000.
ARTICLE VIII

Miscellaneous
Section 8.1	Fees and Expenses.  The Company shall pay the
fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall promptly pay, or reimburse the Investors for, all out-of-pocket fees and expenses incurred by it, including, without limitation, the reasonable fees and disbursements of its counsel, not to exceed an aggregate of $20,000, in connection with such activities, and any other documents or instruments required hereunder or thereunder, whether or not the transactions contemplated hereunder are consummated. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Series D Preferred Shares and Warrants pursuant hereto.
Section 8.2	Default.
(a)	It shall constitute an Event of Default if
the Company shall fail to perform its obligations hereunder or shall fail to perform its obligations to any holder of the Series D Preferred Shares, as provided for in the Company's Articles of Incorporation including the provisions set forth in Schedule II hereto, and Warrants. If an Event of Default shall occur, the Investors shall be entitled, to immediately commence legal action to recover damages in respect of such default and/or to seek injunctive relief.
(b)	The Company and the Investors acknowledge and
agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.
(c)	Each of the Company and the Investors
(i) hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of Florida for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investors consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.
Section 8.3	Consent of Holders of Series B and Series C
Convertible Preferred Stock. The undersigned holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, as applicable, without limiting any rights to adjustment of the foregoing securities arising from the issuance of any Series D Preferred Stock or Warrants, hereby consent to the issuance of Series D Preferred Stock and the Warrants and all related transactions as contemplated by this Agreement.
Section 8.4	Entire Agreement; Amendment.  This Agreement
together with the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.
Section 8.5	Notices.  Any notice or other communication
required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such mailing. The addresses for such communications shall be:
to the Company:	Mansur Industries Inc.
8305 N.W. 27th Street
Suite 107
Miami, Florida 33122
Attn:	Paul I. Mansur, Chief
Executive Officer
with copies to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn:  Gary M. Epstein, Esq.

to the Investors:	At the addresses set forth on the
signature page of this Agreement,
with copies to the Investor's
counsel if specified in writing by
such Investor.
with a copy to:	Krugman & Kailes LLP
Park 80 West - Plaza Two
Saddle Brook, New Jersey 07663
Attn:  Howard Kailes, Esq.
Any party hereto may from time to time change its address for notices by giving at least 10 days written notice of such changed address to the other parties hereto.
Section 8.6	Indemnity.  Each party shall indemnify each
other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.
Section 8.7	Waivers.  No waiver by any party of any
default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
Section 8.8	Headings.  The headings herein are for
convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
Section 8.9	Successors and Assigns.  Except as otherwise
provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party.
Section 8.10	No Third Party Beneficiaries.  This Agreement
is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
Section 8.11	Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the internal laws of the State of Florida.

Section 8.12	Survival.  The representations and warranties
and the agreements and covenants of the Company and the Investors contained herein shall survive the Closing.
Section 8.13	Execution.  This Agreement may be executed in
two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.
Section 8.14	Publicity.  The Company agrees that it will
not disclose, and will not include in any public announcement, the name of any of the Investors without their consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. THE COMPANY:

MANSUR INDUSTRIES, INC.

By: s/Paul I. Mansur
   ----------------------
	Name: Paul I. Mansur
	Title: Chief Executive Officer




THE INVESTORS:

ENVIRONMENTAL OPPORTUNITIES FUND
II, L.P.

By:	Fund II Mgt. Co., LLC
	Its General Partner

Per: s/Bruce R. McMaken
    -------------------------
	Name: Bruce R. McMaken
	Title: Manager


ENVIRONMENTAL OPPORTUNITIES
FUND II (INSTITUTIONAL), L.P.

By:	Fund II Mgt. Co., LLC
	Its General Partner

Per: s/Bruce R. McMaken
    -----------------------
	Name:  Bruce R. McMaken
	Title: Manager

Address:
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite 3100
Houston, Texas 77002

HANSEATIC AMERICAS LDC

By:	Hansabel Partners LLC

By:	Hanseatic Corporation

By: s/Paul A. Biddelman
   -----------------------
	Name: Paul A. Biddelman
	Title: President

Address:
450 Park Avenue, Suite 2302
New York, New York 10022

SCHEDULE I

LIST OF INVESTORS


Investor
Number of
Series D
Preferred
Shares


Warrants


Purchase
Price
Hanseatic Americas LDC. . . . . .
10,000
181,818
$1,000,000
Environmental Opportunities
 Fund II, L.P.. . . . . . . . . .
2,140
38,909
$  214,000
Environmental Opportunities Fund
II (Institutional), L.P.. . . . .
7,860
142,909
$  786,000

20,000
363,636
$2,000,000


(..continued)